Exhibit 99.1

News Release

Wabtec Finalizes Acquisition of Evident’s Inspection Technologies Division

PITTSBURGH, July 1, 2025 – Wabtec Corporation (NYSE: WAB) announced today that it completed the acquisition of Evident’s Inspection Technologies division (Inspection Technologies), formerly part of the Scientific Solutions Division of Olympus Corporation, a global leader in Non-Destructive Testing, Remote Visual Inspection and Analytical Instruments solutions for mission critical assets. This acquisition strengthens Wabtec’s Digital Intelligence business with industry-leading inspection technologies that enhance customer productivity, reliability, and safety, while also positioning the company for accelerated, profitable growth.

“Today, we are a stronger company with the addition of Inspection Technologies,” said Rafael Santana, President and CEO of Wabtec. “The acquisition expands and strengthens our Digital Intelligence business, with advanced products and services for the Company’s rail, mining, and industrial sectors, while broadening our reach into other high-growth, high-margin end-markets. It enhances Wabtec's existing portfolio, is accretive to key financial metrics, and aligns with the company's long-term vision to lead the industry in innovation for our customers.”

The strategic acquisition helps accelerate Wabtec's growth trajectory and meets the increasing demand for advanced diagnostic technologies. It also aligns with Wabtec’s stated growth drivers, including accelerating the innovation of scalable technologies, increasing the installed base, expanding high-margin recurring revenues, and driving continuous operational improvements. Additionally, acquiring Inspection Technologies expands Wabtec’s Digital Intelligence business growth opportunities and recurring revenue, effectively doubling the size of its total addressable market (TAM) from approximately $8 billion to $16 billion, while enhancing its ability to deliver innovative solutions to a broader range of customers.

“Inspection Technologies’ product portfolio strongly complements our existing digital technologies, while adding advanced automated inspection capabilities in a space where data acquisition, analytics, and automation are critical,” said Nalin Jain, President of Wabtec’s Digital Intelligence Group. “It will accelerate the development of scalable technologies by integrating advanced analytics, sensors, and AI technology to deliver enhanced predictive maintenance capabilities to our customers. Evident Inspection Technology employees have done a fantastic job in delivering these innovative technologies and I am looking forward to welcoming them to the Wabtec family.”

TRANSACTION DETAILS

Wabtec acquired Evident’s Inspection Technologies division for $1.78 billion (~$1.68 billion after tax benefits). The transaction was financed through a combination of cash on hand, newly issued term notes, plus term loans and short-term borrowing under the Company’s credit agreement. The transaction is anticipated to provide immediate shareholder value with a high single-digit revenue growth outlook, accretive Adjusted EBIT margins and accretive return on invested capital (ROIC) over time.  Additionally, the acquisition is projected to be slightly accretive to Adjusted EPS in the second half of 2025.  The purchase price reflects an estimated multiple of 12.0x projected 2025 EBITDA adjusted for transaction and separation costs, anticipated tax benefits, and projected run-rate cost synergies of $25 million.  The Company intends to incorporate the revenue and EPS impact of this acquisition into its Full Year Financial Guidance during its Q2 Earnings call.

News Release
About Wabtec Corporation

Wabtec Corporation is revolutionizing the way the world moves for future generations. The Company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for 155 years and has a vision to achieve a sustainable rail system in the U.S. and worldwide. Visit Wabtec’s website at http://www.wabteccorp.com.

About Evident Inspection Technologies Division

Evident’s Inspection Technologies and Microscopy divisions were established in 2022 when Olympus Corporation spun off its Scientific Solutions Division to form a new company. Evident’s Inspection Technologies division delivers solutions that solve complex challenges, inspecting mission-critical assets and infrastructure with nondestructive testing, remote visual inspection, and analytical instruments for maintenance, manufacturing, and environmental applications.  Visit Evident’s website at ims.evidentscientific.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. securities laws, including statements regarding the expected benefits of the Inspection Technologies acquisition, the anticipated synergies of the transaction, the expected impact on Wabtec's operational and financial performance, (including business growth opportunities and TAM), and certain projected financial results of Inspection Technologies. These statements and all statements other than historical facts constitute forward-looking statements concerning future circumstances and results and are sometimes identified by the words “anticipate,” “estimate,” “expect,” “outlook,” “position,” “project,” “recur,” “strategy,” and “will” or other similar words or expressions. Forward-looking statements are based upon current plans, assumptions, estimates and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. For more information on these risks, please refer to Wabtec's filings with the SEC.  Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the transaction; (2) uncertainty of the expected financial performance of Inspection Technologies and the combined company following completion of the transaction; (3) risks associated with the integration of Inspection Technologies and the potential for failure to realize the anticipated benefits and synergies of the transaction; (4) the ability of the combined company to implement its business strategy; (5) inability to retain key personnel; (6) changes in general economic and/or industry specific conditions; and (7) other risk factors as detailed from time to time in Wabtec’s reports filed with the Securities and Exchange Commission. The foregoing list of important factors is not exclusive.

News Release
This press release also contains certain non-GAAP measures. Non-GAAP measures should not be considered as a substitute for items calculated in accordance with GAAP, as they are subject to inherent material limitations.

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Media Contact:
Tim Bader
682-319-7925 or Tim.Bader@wabtec.com

Investors Contact:
Kyra Yates
817-349-2735 or Kyra.Yates@wabtec.com